As filed with the Securities and Exchange Commission on December 13, 2024.

Registration No. 333-274541

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TKO Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7900	92-3569035
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Fifth Avenue, 7th Floor

New York, NY 10010

(646) 558-8333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Schleimer

Chief Financial Officer

200 Fifth Avenue, 7th Floor

New York, NY 10010

(646) 558-8333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin G. Hamill, Esq. Michael V. Anastasio, Esq. Benjamin J. Cohen, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Seth Krauss, Esq.

Chief Legal and Administrative Officer

Robert Hilton, Esq.

Senior Vice President, Deputy General

Counsel & Corporate Secretary.

TKO Group Holdings, Inc.

200 Fifth Avenue, 7th Floor

New York, NY 10010

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 relates to the registration statement on Form S-1 (File No. 333-274541) (the “Registration Statement”), filed by TKO Group Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2023, as amended by Post-Effective Amendment No. 1 to the Registration Statement, filed with the SEC on February 28, 2024, and as further amended by Post-Effective Amendment No. 2 to the Registration Statement, filed with the SEC on April 12, 2024, to register the resale of 8,258,887 shares of Class A common stock of the Company by the registered stockholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company was contractually obligated to file and maintain the Registration Statement. The Company has determined that it is no longer obligated to maintain the Registration Statement, and to terminate the effectiveness of the Registration Statement and to remove from registration the securities thereon.

The Company expects that this Post-Effective Amendment No. 3 to the Registration Statement will be declared effective by the SEC following the close of trading of the Company’s Class A common stock on the New York Stock Exchange on December 13, 2024.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 3 to the Registration Statement is being filed to be effective as of 4:10 pm on December 13, 2024 to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 13, 2024.

TKO GROUP HOLDINGS, INC.

By:	/s/ Andrew Schleimer
Name: Andrew Schleimer
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this this Post-Effective Amendment No. 3 to the Registration Statement has been signed on December 13, 2024, by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Ariel Emanuel Ariel Emanuel	Chief Executive Officer (Principal Executive Officer and Director)

/s/ Mark Shapiro Mark Shapiro	President, Chief Operating Officer and Director

/s/ Andrew Schleimer Andrew Schleimer	Chief Financial Officer (Principal Financial Officer)

/s/ Shane R. Kapral Shane R. Kapral	Deputy Chief Financial Officer (Principal Accounting Officer)

/s/ Peter C.B. Bynoe Peter C.B. Bynoe	Director

/s/ Egon P. Durban Egon P. Durban	Director

/s/ Dwayne Johnson Dwayne Johnson	Director

/s/ Bradley A. Keywell Bradley A. Keywell	Director

/s/ Nick Khan Nick Khan	Director

/s/ Steven R. Koonin Steven R. Koonin	Director

/s/ Jonathan A. Kraft Jonathan A. Kraft	Director

SIGNATURE	TITLE

/s/ Sonya E. Medina Sonya E. Medina	Director

/s/ Nancy R. Tellem Nancy R. Tellem	Director

/s/ Carrie Wheeler Carrie Wheeler	Director